                                                                   Exhibit 10.35


               MODIFICATION TO LOAN AGREEMENT AND OTHER DOCUMENTS

         This Modification to Loan Agreement and Other Documents (this "MODIFICATION"), dated as of December 20, 1999, is made by and among BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("BPOP"), BPP/Cameron Park, L.P., a California limited partnership and BPP/RILEY, L.P., a California limited partnership (each, individually, a "BORROWER" and collectively, "BORROWERS"), BURNHAM PACIFIC PROPERTIES, INC., a Maryland corporation ("BPPI", and together with Borrowers, each, individually, a "LOAN PARTY" and collectively, the "LOAN PARTIES"), and CMF CAPITAL COMPANY, LLC, a Delaware limited liability company ("CMF"), successor-in-interest to General Electric Capital Corporation, as Administrative Agent for the Lenders (as hereinafter defined, and in such capacity, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT") and the Lender.

                                R E C I T A L S :

         WHEREAS, Borrowers have (i) executed and delivered to the Administrative Agent that certain Loan Agreement (the "ORIGINAL LOAN AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Original Loan Agreement, as amended hereby), dated as of November 19, 1999, among Borrowers, as borrowers, the Administrative Agent, as administrative agent for itself and certain financial institutions signatory thereto, as lenders (the "LENDERS") and the Lenders, pursuant to which the Lenders have agreed to make certain loans (the "LOANS") to Borrowers, and (ii) executed and delivered to each applicable Lender, Revolving Loan Notes (the "ORIGINAL REVOLVING LOAN NOTES") and Term Loan Notes (the "ORIGINAL TERM LOAN NOTES"), as the case may be, in the aggregate principal amount of $202,800,000 evidencing the Loans (collectively, the "ORIGINAL NOTES");

         WHEREAS, as additional security for the Loans, Burnham Pacific Employees LLC, a Delaware limited liability company ("BPE"), BPAC Texas, Inc., a Delaware corporation ("BPAC TEXAS", and together with BPE, individually, a "JV PLEDGOR" and collectively, the "JV PLEDGORS") have executed and delivered to the Administrative Agent that certain Pledge and Security Agreement (the "JV PLEDGE AGREEMENT"), dated as of November 19, 1999, pursuant to which, among other things, the JV Pledgors have granted to the Administrative Agent (on behalf of the Lenders), a security interest in each JV Pledgor's rights to receive distributions and proceeds from BPP Retail, LLC, a Delaware limited liability company ("BPP RETAIL") and BPAC Texas GP, LLC, a Delaware limited liability company ("BPAC TEXAS GP", and together with BPP Retail, the "JV ENTITIES");

         WHEREAS, as additional security for the Loans, BPOP and J. David Martin, Daniel B. Platt, Joseph W. Byrne, James W. Gaube and Scott C. Verges (collectively, the "KEY PERSONNEL" and together with BPOP, individually, a "BPE PLEDGOR" and collectively, the "BPE

PLEDGORS"), have executed and delivered to the Administrative Agent that certain Pledge and Security Agreement (the "BPE PLEDGE AGREEMENT"), dated as of November 19, 1999, pursuant to which, among other things, the BPE Pledgors have granted to the Administrative Agent (on behalf of the Lenders), a security interest in all of the right, title and interest of each BPE Pledgor as a member or manager, as the case may be, of BPE;

         WHEREAS, as additional security for the Loans, BPOP and BPPI (each, individually, a "P&V PLEDGOR" and collectively, the "P&V PLEDGORS") have executed and delivered to the Administrative Agent that certain Pledge and Security Agreement (the "P&V SALE PLEDGE AGREEMENT"), dated as of November 19, 1999, pursuant to which, among other things, the P&V Pledgors have granted to the Administrative Agent (on behalf of the Lenders), a security interest in each P&V Pledgor's rights to receive, directly or indirectly, distributions and proceeds from the P&V Owners and from the sale of the P&V Sale Properties;

         WHEREAS, in order to induce the Lenders to make the Loans, the JV Pledgors executed and delivered to the Administrative Agent that certain Guaranty Agreement (the "JV GUARANTY"), dated as of November 19, 1999, pursuant to which, among other things, the JV Pledgors guaranteed on a nonrecourse basis, all of Borrowers' obligations and liabilities under the Original Loan Agreement, Original Notes and other Loan Documents;

         WHEREAS, in order to induce the Lenders to make the Loans, BPPI executed and delivered to the Administrative Agent that certain Guaranty Agreement (the "BPPI GUARANTY", and together with the JV Guaranty, the "GUARANTIES"), dated as of November 19, 1999, pursuant to which, among other things, BPPI guaranteed on a recourse basis, all of Borrowers' obligations and liabilities under the Original Loan Agreement, Original Notes and other Loan Documents;

         WHEREAS, Borrowers have informed the Lenders and the Administrative Agent that BPP Retail desires to amend its operating agreement pursuant to a certain Second Amendment to Operating Agreement (the "AMENDMENT"), dated as of December 15, 1999, between the State of California Public Employees' Retirement System and BPE, pursuant to which, among other things, (a) BPE's Percentage Interest (as defined in the Operating Agreement) in BPP Retail shall be decreased to 1%, (b) BPE shall transfer to BPOP all of its right, title and interest with respect to the shopping center commonly known as Bell Gardens located in the City of Bell Gardens, California (the "BELL GARDENS PROJECT") and
(c) BPP Retail shall make certain cash distributions to BPE (the "CASH DISTRIBUTION");

         WHEREAS, subject to the terms and provisions of this Modification, Borrowers desire to paydown the outstanding principal balance of the Revolving Loans and a portion of the outstanding principal balance of the Term Loans concurrently with the receipt of the proceeds of such Cash Distribution (the "PREPAYMENT");

         WHEREAS, Borrowers and Lender desire to amend the Loan Agreement and the other Loan Documents to reflect such Prepayment and certain other changes; and

         WHEREAS, in order to induce the Administrative Agent and the Lenders to enter into this Modification, the Loan Parties have agreed to confirm and ratify their respective obligations and liabilities under the Loan Documents as amended hereby.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof:

     1. PREPAYMENT; REDUCTION IN TERM LOAN COMMITMENT AND INCREASE IN REVOLVING LOAN COMMITMENT. (a) On the date hereof, Borrowers shall (i) repay a portion of the outstanding principal balance of the Term Loans in an amount equal to $25,000,000 and all interest outstanding thereon (the "TERM LOAN REPAYMENT AMOUNT") and (ii) repay the entire outstanding principal balance of the Revolving Loans and all interest outstanding thereon (the "REVOLVING LOAN PREPAYMENT AMOUNT"). Borrowers covenant that any portion of the Cash Distribution remaining after application toward the Term Loan Prepayment Amount, the Revolving Loan Prepayment Amount and any other amounts required to be paid by Borrowers under this Modification shall be used by Borrowers for working capital prior to Borrowers requesting any Additional Advances of the Revolving Loans.

         (b) Notwithstanding anything to the contrary contained in SECTION 2.01 of the Loan Agreement, the maximum aggregate principal amount available under the Term Loan Commitments is hereby reduced to One Hundred Fifty-One Million Two Hundred Sixty-Two Thousand Eight Hundred Sixty-Seven Dollars ($151,262,867). On the date hereof, Borrowers shall execute and deliver to each applicable Lender making a Term Loan Commitment, an Amended And Restated Term Loan Promissory Note, dated the date hereof, amending and restating the Original Term Loan Notes to reflect such permanent reduction in the Term Loan Commitments. Notwithstanding anything to the contrary contained in SECTION 2.01 of the Loan Agreement, but subject to Part E of SCHEDULE 2.1 of the Loan Agreement, the maximum aggregate principal amount available under the Revolving Loan Commitments is hereby increased from Twenty Million Dollars ($20,000,000) to Twenty-Five Million Dollars ($25,000,000). On the date hereof, Borrowers shall execute and deliver to each applicable Lender making a Revolving Loan Commitment, an Amended and Restated Revolving Loan Promissory Note, dated the date hereof, amending and restating the Original Revolving Loan Note to reflect such increase in the Revolving Loan Commitments.

         (c) The Administrative Agent and the Lenders acknowledge and agree that the Borrowers shall not be required to pay the repayment fee in the amount of
 .6% of the outstanding principal balance of the Loans set forth in SECTION 2.03(4) of the Credit Agreement in connection with the Prepayment.

     2. ACQUISITION OF BELL GARDENS PROJECT. (a) Concurrently herewith, BPP Retail shall transfer to BPOP all of its right, title and interest in the Bell Gardens Project. Within a reasonable period of time after the date hereof, but in no event later than February 29, 2000 (the "BELL GARDENS OUTSIDE CLOSING DATE"), Borrowers shall (i) satisfy all of the conditions, deliveries and requests set forth on SCHEDULE 1 attached hereto with respect to the Bell Gardens Project (the "BELL GARDENS CLOSING CONDITIONS") as determined by the Administrative Agent (ii) execute and deliver to the Administrative Agent (on behalf of the Lenders) to further evidence or secure or to otherwise support the Loans, (A) a leasehold deed of trust, security agreement and fixture filing, in form and substance similar to the Mortgages and constituting a Lien encumbering BPOP's leasehold estate in the Bell Gardens Project (the "BELL GARDENS MORTGAGE"), (B) an assignment of rents and leases, in form and substance similar to the Assignment of Rents and pertaining to leases or subleases of space at the Bell Gardens Project (the "BELL GARDENS ASSIGNMENT OF RENTS"), (C) an assignment of contracts, licenses, permits, agreements, warranties and approvals, in form and substance similar to the Assignments of Contracts and pertaining to an assignment of all of BPOP's right, title and benefits under and otherwise pertaining to any third party management agreement and all other operating and service agreements, license agreements, permits (including, building and occupancy permits), approvals, operating contracts, trade names, signage agreements and all service, supply and maintenance contracts relating to the Bell Gardens Project, unless prohibited by law, (D) a hazardous materials indemnity agreement, in form and substance similar to the Hazardous Materials Indemnity, (E) such other documents, instruments, certificates, assignments or financing statements, requested by the Administrative Agent in order to further evidence and secure the Loans or to protect any Liens or other security granted to the Administrative Agent and the Lenders with respect to the Bell Gardens Project and any other Project, and (F) amendments to the Loan Documents as necessary or appropriate in connection with the addition of the Bell Gardens Project as security for the Loans, including, without limitation, an amendment to SCHEDULE 3 to the Loan Agreement to provide for an "Allocated Loan Amount" for the Bell Gardens Project as determined by the Administrative Agent. All documents required to be delivered under this paragraph (collectively, the "BELL GARDENS CLOSING DOCUMENTS") shall be subject to the approval of the Administrative Agent. In addition, based on its due diligence review (including the review of any materials or deliveries set forth on SCHEDULE 1 attached hereto) and underwriting of the Bell Gardens Project, the Administrative Agent (on behalf of the Lenders) shall have the right to require the Borrowers to make such additional representations, warranties and/or covenants as it may require, or impose such additional conditions, deliveries and requirements in connection with the addition of the Bell Gardens Project as additional security for the Loans. All determinations, requirements and approvals made by the Administrative Agent and the Lenders under this paragraph shall be made in the sole discretion of the Administrative Agent and the Lenders.

         (b) Section E of SCHEDULE 2.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                     "PART E. UNSATISFIED CLOSING CONDITIONS

                  The maximum aggregate outstanding principal amount of the Revolving Loans shall not exceed $13,397,496 until satisfaction of the following conditions to the satisfaction of Administrative Agent in its sole discretion. Subject to paragraphs 3 and 4 below, the maximum outstanding amount under the Revolving Loans shall increase by the holdback amounts (each, a "HOLDBACK AMOUNT") indicated in the following conditions upon satisfaction thereof; provided, however, that in no event shall the aggregate principal amount outstanding for the Revolving Loans at any time exceed $25,000,000. For any conditions that have not been satisfied prior to the date that is 6 months after the date hereof, the maximum availability under the Revolving Loans shall be reduced permanently by the applicable Holdback Amount set forth below.

                  1. Receipt by Administrative Agent of estoppel certificates from the landlords under the following Leasehold Property Leases and from the subtenants for the Projects described under clauses (b) through (d) below:

                           (a)      Mission Plaza. Holdback Amount: $2,841,474

                           (b)      Ernst-Bear Creek. Holdback Amount:
                                    $2,091,882

                           (c)      Ernst-James Village. Holdback Amount:
                                    $1,133,103

                           (d)      Ernst-Brickyard. Holdback Amount: $536,045

                  2. With respect to the Hilltop Plaza Project, receipt by Administrative Agent of satisfactory evidence in its sole discretion
         (i) that a lease with a cinema tenant has been fully executed and (ii) that the tenant under the Barnes and Noble Lease has entered into a written waiver of (A) the cotenancy covenants with respect to the cinema tenant and (B) the covenant giving the tenant the right to terminate its lease if it does not earn revenues from operations at the site of over $4,000,000 in the third year after the commencement date. Holdback Amount: $5,000,000.

                  3. In the event that the Administrative Agent (on behalf of the Lenders) determines in its sole discretion (a) in accordance with the Administrative Agent's customary underwriting practices in effect at the time of such determination for assets similar to the Bell Gardens Project, that the value of the Bell Gardens Project is at least $10,000,000 and (b) the Bell Gardens Closing Conditions and any other additional requirements, conditions and deliveries required by the Administrative Agent in its sole discretion as a result of its underwriting or due diligence review of the Bell Gardens Project (including, without limitation, the delivery of the Bell Gardens Closing Documents) have been satisfied by the Borrowers by the Bell Gardens Outside Closing Date, the maximum outstanding amount under the Revolving Loans shall increase by an amount equal to 50% of the Holdback Amounts remaining at such time, on a property by property basis. Notwithstanding anything to the contrary set forth in this Section E, in the event that (x) the Administrative Agent determines in its sole discretion (in accordance with the Administrative Agent's customary underwriting practices in effect at the time of such determination for assets similar to the Bell Gardens Project) that the value of the Bell Gardens Project is less than $10,000,000 or (y) the Bell Gardens Project is not included as additional collateral for the Loans by the Bell Gardens Outside Closing Date, the maximum availability under the Revolving Loans shall be reduced permanently by $5,801,252.

                  4. Until such time as the Administrative Agent determines in its sole discretion (in accordance with the Administrative Agent's customary underwriting practices in effect at the time of such determination for assets similar to the Bell Gardens Project) that the value of the Bell Gardens Project is greater than $10,000,000 and the Bell Gardens Closing Conditions and any other additional requirements, conditions and deliveries required by the Administrative Agent in its sole discretion as a result of its underwriting or due diligence review of the Bell Gardens Project (including, without limitation, the delivery of the Bell Gardens Closing Documents) have been satisfied by the Borrowers, notwithstanding any contrary provision of this Section E, upon the satisfaction of the applicable conditions for release set forth in paragraphs 1 and 2 above, the maximum outstanding amount under the Revolving Loans shall only be increased by 50% of the applicable Holdback Amount with respect to any Project described in paragraphs 1 or 2 above.

         (c) Without limiting the provisions of paragraph 2(a) above, the Bell Gardens Mortgage shall be cross-defaulted and cross-collateralized with all other Mortgages previously executed or hereafter made by any Borrower in favor of the Administrative Agent (on behalf of the Lenders) in connection with the Loans and the Bell Gardens Assignment of Rents shall be cross-defaulted and cross-collateralized with all other Assignments of Rents and Leases previously executed or hereafter made by any Borrower in favor of the Administrative Agent (on behalf of the Lenders) in connection with the Loans.

     3. TERMINATION OF JV COLLATERAL. Subject to the satisfaction of the Modification Conditions, from and after the date hereof, the JV Pledge Agreement and JV Guaranty shall be terminated and of no further force and effect and the JV Pledgors shall be released of all liability and obligation thereunder except as otherwise expressly set forth therein. Subject to the satisfaction of the Modification Conditions, from and after the date hereof, the BPE Pledge Agreement shall be terminated and of no further force and effect and the BPE Pledgors shall be released of all liability and obligation thereunder except as otherwise expressly set forth therein.

     4. MODIFICATION CONDITIONS. This Modification shall not become effective until the date on which all of the following conditions are satisfied in the sole discretion of the Administrative Agent (collectively, THE "MODIFICATION CONDITIONS"):

                  (a) The Administrative Agent shall have received from each Loan Party that is a party thereto executed counterparts of this Modification, and, with respect to each Project, and in recordable form, the Modification of Deeds of Trust (hereafter defined) and the Modification of Assignments of Rents (hereafter defined).

                  (b) Borrowers' payment to the Administrative Agent of (i) the Revolving Loan Prepayment Amount and the Term Loan Prepayment Amount, together with any LIBOR breakage costs, (ii) the Unused Line Fee due and payable pursuant to the terms and provisions of
                           SECTION 2.03(4) of the Loan Agreement for the portion of the calendar quarter in which such prepayment occurs and (iii) all reasonable costs and expenses of the Administrative Agent and the Lenders in connection with, or arising out of the negotiation, execution and delivery of this Modification (including the reasonable fees and expenses of counsel) and the consummation of the transactions contemplated by this Modification (including all title insurance charges and recording fees).

                  (c) The Borrowers shall deliver to the Administrative Agent (on behalf of the Lenders) such endorsements to the existing Title Policies and amendments to the Loan Documents as the Administrative Agent may reasonably request to protect its interests or to confirm the validity and priority of the Mortgages and any other Liens or collateral granted to Administrative Agent (on behalf of the Lenders) in connection with the Loans.

                  (d) The Administrative Agent shall have determined to its satisfaction (provided, however, that such determination shall be consistent with, and similar in substance to, the determination of such calculation as of the date of the Loan Agreement) that the Projects generate an annualized Net Operating Income sufficient to produce (a) an aggregate Cash on Cash Return of at least 12%; (b) an aggregate Debt Service Coverage of at least 1.25 to
                           1.00 and (c) a Portfolio LTV equal to, or less than, 77%.

                  (e) The Administrative Agent shall have determined to its satisfaction (provided, however, that such determination shall be consistent with, and similar in substance to, the determination of such calculation as of the date of the Loan Agreement) that the REIT Net Cash Flow Test and the REIT Net Worth Test have been satisfied as of the date of this Modification.

                  (f) No event of default (or any event or condition which, with the giving of notice, the passage of time or both, would constitute an event of default) under the Chase Loan Facility has occurred and is continuing.

                  (g) The delivery by Borrowers to the Administrative Agent of evidence satisfactory to the Administrative Agent that the lenders under the Chase Loan Facility have consented to the Amendment.

                  (h) The Administrative Agent shall have received such other documents and certificates (including opinions from counsel to the Loan Parties) as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the continued enforceability of the Loan Documents as modified by this Modification, the authorization of this Modification or the consummation of the transactions described therein and herein, all in form reasonably satisfactory to the Administrative Agent.

By entering into this Modification, each Loan Party shall be deemed to represent and warrant on the date hereof that each of the Modification Conditions has been satisfied.

         5.  DEFINED TERMS; ADDITIONAL AMENDMENTS.

             5.1 The following definitions are hereby added and made a part of
SECTION 1.01 of the Loan Agreement:

             "Modification of Deeds of Trust" means those certain Modification to Deeds of Trust, Security Agreement and Fixture Filing and Modification to Leasehold Deeds of Trust, Security Agreement and Fixture Filing, dated as of December 15, 1999, executed by the applicable Borrower in favor of the Administrative Agent (on behalf of the Lenders), together with all future amendments, modifications and supplements thereto."

             "Modification of Assignments of Rents" means those certain Modification to Assignments of Rents and Leases and Modification to Assignment of Rents and Subleases, dated as of December 15, 1999, executed by the applicable Borrower in favor of the Administrative Agent (on behalf of the Lenders), together with all future amendments, modifications and supplements thereto."

             5.2 From and after the date hereof, the definition of "Mortgages" shall be amended to refer to the Mortgages as amended by the applicable Modification of Deeds of Trust.

             5.3 From and after the date hereof, the definition of "Assignments of Rents and Leases" shall be amended to refer to the Assignments of Rents and Leases as amended by the applicable Modification of Assignments of Rents.

             5.4 The following definitions shall be deleted in their entirety from SECTION 1.01 of the Loan Agreement and all references to such terms in the Loan Agreement and any other Loan Documents shall be amended accordingly to reflect such deletion: "BPE", "JV Book Value", "JV Entities", "JV Pledge Agreement", "JV Properties", "Key Personnel".

             5.5 The last sentence in the definition of "Revolving Loan Commitment" set forth in SECTION 1.01 of the Loan Agreement is hereby deleted in its entirety and replaced with the following: "The initial aggregate principal amount of the Revolving Loan Commitments is $25,000,000."

             5.6 The last sentence in the definition of "Term Loan Commitment" set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety and replaced with the following: "The initial aggregate principal amount of the Term Loan Commitments is $151,262,867."

             5.7 The definition of "Maximum Loan Amount" is hereby deleted in its entirety and replaced with the following:

             "MAXIMUM LOAN AMOUNT" means $176,262,867.

             5.8 SECTION 2.01(2)(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

             "(a) An amount equal to interest to accrue at the rate of 7.94% per annum for the period commencing on the Closing Date to the first Business Day of the next succeeding month, plus all other sums owing to the Lenders and the Administrative described in Part A of SCHEDULE 2.1 attached hereto, shall be disbursed to the Lenders and the Administrative Agent in payment of such sums."

             5.9 SECTION 2.01(6)(e) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

             "(e) The Administrative Agent (on behalf of the Lenders) shall have determined to its satisfaction (provided, however, that such determination shall be consistent with, and similar in substance to, the determination of such funding criteria calculations as of the date of this Agreement) based on information and documentation provided by the Borrowers to the Administrative Agent (on behalf of the Lenders) at least five (5) Business Days prior to the proposed date of the funding of the requested Additional Advance that after giving effect to such Additional Advance, the Projects will generate an annualized Net Operating Income sufficient to produce (i) an aggregate Cash on Cash Return of at least 12%, (ii) an aggregate Debt Service Coverage of at least
1.50 to 1.00 (or, with respect to Additional Advances of the Revolving Loans,
1.25 to 1.00) and (iii) a Portfolio LTV equal to, or less than, 77%, in each case, calculated based on the assumption that (x) with respect to any Advance made prior to the occurrence of any Partial Release pursuant to SECTION 2.04 hereof, the full amount of the Loans have been disbursed and are outstanding, less any undisbursed amounts allocated to phase II of the Fremont Additional Advance (as more particularly described on the Budget) and/or SCHEDULE 5 annexed hereto, and (y) with respect to any Advance made after the occurrence of a Partial Release pursuant to SECTION 2.04 hereof, the Required Release Paydown Amount has not been paid and is outstanding; provided, however, that for the purposes of determining satisfaction of this condition, but not for the purposes of determining satisfaction of the condition set forth in Paragraph C.4 of
SCHEDULE 2.1, the parties shall use the annualized Net Operating Income determined as of the end of the most recently ended fiscal quarter."

             5.10 SECTION 2.04(a)(4) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

             "(4) The Administrative Agent shall have determined to its satisfaction (provided, however, that such determination shall be consistent with, and similar in substance to, the determination of such calculations as of the date of this Agreement) that after giving effect to such Partial Release, the Projects will generate an annualized Net Operating Income sufficient to produce (a) an aggregate Cash on Cash Return of at least 12%, (b) an aggregate Debt Service Coverage of at least 1.50 to 1.00 and (c) a Portfolio LTV equal to, or less than, 77%, in each case, calculated based on the assumption that, (i) with respect to the first Partial Release made pursuant to this SECTION 2.04, the full amount of the Loans have been disbursed (less any amounts allocated to phase II of the Fremont Additional Advance) and (ii) with respect to all other Partial Releases, the Required Release Paydown Amount with respect to such Partial Release has not been paid and is outstanding;"

             5.11 Clause (d) of SECTION 3.02(2) is hereby deleted in its entirety and replaced with the following:

         "(d) the Administrative Agent determines (based on leases which will remain in effect after restoration is complete) that after restoration
         (i) the Debt Service Coverage for the Projects will be at least equal to 1.50 to 1.00, (ii) the Cash on Cash Return for the Projects will be at least equal to 12% and (iii) the Portfolio LTV is equal to, or less than, 77%;"

             5.12 SECTION 7.11 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

             "Section 7.11 PORTFOLIO COVENANTS. With respect to the Projects, as of the end of each fiscal quarter (i) the Debt Service Coverage shall be at least 1.25 to 1.00, (ii) the Cash on Cash Return shall be at least 12% and (iii) the Portfolio LTV shall be equal to, or less than, 77%, in each case, as determined by Administrative Agent (on behalf of the Lenders)."

             5.13 SECTION 7.12 of the Loan Agreement is hereby deleted in its entirety.

             5.14 Paragraph C.4 of SCHEDULE 2.1 to the Loan Agreement is hereby amended to delete the references to the phrase "eleven percent (11%)" and substitute in lieu thereof the phrase "twelve percent (12%)."

             5.15 The Borrowers and the Lenders acknowledge and agree that subject to the satisfaction of the Modification Conditions, SCHEDULE 3 to the Loan Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto as SCHEDULE 3. From and after the date hereof, the term "Allocated Loan Amount" as used in the Loan Agreement shall mean the Loan amounts as set forth in the schedule attached to this Modification as SCHEDULE 3.

             5.16 EXHIBIT A-1 to the Loan Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto as EXHIBIT A-1.

             5.17 EXHIBIT A-2 to the Loan Agreement is hereby deleted in its entirety.

     6.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES.

         6.1 Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) it has the legal power and authority to enter into this Modification without consent or approval by any third party and this Modification constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, and (b) the execution and delivery by such Loan Party of this Modification has been duly authorized by all requisite limited liability company, partnership or corporate action, as the case may be, on the part of such Loan Party, will not violate any provision of such Loan Party's organizational documents, as applicable, does not contravene any law, rule or regulation applicable to it or violate or create a default under any contractual provision binding on it or affecting it or any of its properties or assets, and
(c) no consent of any Person is required in connection with the execution, delivery and performance by the Loan Parties of this Modification (other than any consents that have been obtained and are in full force and effect).

         6.2 Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (a) no Potential Default or Event of Default has occurred and is continuing under any applicable Loan Document executed by such Loan Party, (b) no Potential Default or Event of Default will occur as a result of the execution, delivery and performance by such Loan Party of this Modification, the Modification of Deeds of Trust or Modification of Assignments of Rents to which such Loan Party is a party, as applicable, (c) such Loan Party has not given any notice of any uncured Potential Default to the Administrative Agent or any Lender, (d) there are no legal proceedings commenced or threatened against the Administrative Agent or any Lender by such Loan Party.

         6.3 Each Loan Party hereby confirms and acknowledges that such Loan Party has no offsets, defenses, claims, counterclaims, setoffs, or other basis for reduction with respect to any of Borrowers' indebtedness to the Lenders under the Loans or any obligations or liabilities of such Loan Party to the Administrative Agent and the Lenders under any Loan Document executed by such Loan Party. Each Loan Party hereby confirms and acknowledges that all representations and warranties made by such Loan Party in the Loan Documents to which such Loan Party is a party to, are true and correct in all material respects on and as of the date of this Modification.

         6.4 Each Borrower hereby agrees that a breach of any of the representations warranties and covenants made herein (including, without limitation, the covenants set forth in SECTION 3 hereof) shall constitute an Event of Default under ARTICLE 9 of the Loan Agreement, subject to the notice and cure provisions provided therein.

     7.  EFFECT UPON LOAN DOCUMENTS.

         7.1 Except as specifically set forth herein, the Loan Agreement and Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by each applicable Loan Party signatory thereto. The parties hereto acknowledge and agree that the

Original Loan Agreement, as hereby amended, is in full force and effect in accordance with its terms and has not been supplemented, modified or otherwise amended, canceled, terminated or surrendered, except pursuant to this Modification. The Loan Agreement is binding and enforceable as against the parties thereto in accordance with its terms. All references to the "Loan Agreement" in the Loan Documents and to "this Agreement" in the Original Loan Agreement shall mean and refer to the Original Loan Agreement as modified and amended hereby.

         7.2 The execution, delivery and effectiveness of this Modification shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Loan Documents (except to the extent expressly set forth herein), or any other document, instrument or agreement executed and/or delivered in connection therewith.

     8.  GOVERNING LAW.

         8.1 THIS MODIFICATION SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES.

     9.  COUNTERPARTS.

         9.1 This Modification may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

                     SIGNATURES COMMENCE ON FOLLOWING PAGE.

                  IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first above written.

                                 BURNHAM PACIFIC OPERATING
                                 PARTNERSHIP, L.P.,
                                 a Delaware limited partnership

                                 By: BURNHAM PACIFIC PROPERTIES,
                                      INC., a Maryland corporation,
                                      its general partner



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                 BPP/CAMERON PARK, L.P.,
                                 a California limited partnership

                                 By: BURNHAM PACIFIC OPERATING
                                      PARTNERSHIP, L.P., a Delaware limited
                                      partnership, its managing member

                                      By:  BURNHAM PACIFIC PROPERTIES,
                                           INC., a Maryland corporation, its
                                           general partner



                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                  BPP/RILEY, L.P.,
                                  a California limited partnership

                                  By: BURNHAM PACIFIC OPERATING
                                       PARTNERSHIP, L.P., a Delaware
                                       limited partnership, its general partner

                                       By:  BURNHAM PACIFIC PROPERTIES,
                                             INC., a Maryland
                                             corporation, its general partner


                                            By:
                                               ------------------------------
                                            Name:
                                               Title:


                                  BURNHAM PACIFIC PROPERTIES, INC., a
                                    Maryland corporation


                                  By:
                                     ------------------------------
                                      Name:
                                      Title:


                                  CMF CAPITAL COMPANY, LLC, a Delaware
                                      limited liability company, as
                                      Administrative Agent for the Lenders and as Lender


                                  By:
                                     --------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE 1

                         Bell Gardens Closing Conditions

At Borrowers' sole cost and expense, Borrowers shall cause each of the following to be executed, delivered, prepared, confirmed or issued to the Administrative Agent (on behalf of the Lenders), each in form and content satisfactory to the Administrative Agent (on behalf of the Lenders) in its sole discretion (unless otherwise specified to the contrary):

         1. An ALTA (or equivalent) leasehold mortgagee policy of title insurance in the maximum amount of the Allocated Loan Amount for the Bell Gardens Project, with reinsurance or co-insurance and such endorsements as the Administrative Agent may require, containing no exceptions to title (printed or otherwise) which are unacceptable to the Administrative Agent, and insuring that the Bell Gardens Mortgage is a first-priority Lien on the Bell Gardens Project and related collateral. Without limitation, such policy shall (a) be in the 1970 ALTA (as amended 84) form or, if not available, ALTA 1992 form (deleting arbitration and creditors' rights, if permissible) or, if not available, the form commonly used in the state where the Bell Gardens Project is located, insuring the Administrative Agent (on behalf of the Lenders) or any and its successors and assigns; and (b) include the following endorsements and/or affirmative coverages: (1) ALTA 9 Comprehensive, (2) Survey, (3) ALTA 3.1 Zoning (with additional coverage for number and type of parking spaces), (4) Usury, (5) Doing Business, (6) Access, (7) Separate Tax Lot, (8) Environmental Protection Lien, (9) Subdivision, (10) Contiguity, (11) Tax Deed (as applicable), and (12) Mortgage Recording Tax (as applicable).

         2. The Administrative Agent shall have received such endorsements to the existing Title Policies and amendments to the existing Loan Documents as the Administrative Agent may reasonably request to protect its interests or to confirm the validity and priority of the Mortgages and any other Liens or collateral granted to the Administrative Agent (on behalf of the Lenders) in connection with the Loans.

         3. Documents and certificates evidencing the formation, organization, valid existence, good standing, and due authorization of each Loan Party. Evidence of each Loan Parties' qualification to do business in the state where the Bell Gardens Project is located.

         4. Legal opinions issued by counsel for each Loan Party, opining as to the due organization, valid existence and good standing of each Loan Party, and the due authorization, execution, delivery, enforceability and validity of any loan documents executed by such Loan Party (including any amendments or modifications to any existing Loan Documents) and such other matters as the Administrative Agent or its counsel reasonably may request.

         5. Current Uniform Commercial Code searches, and litigation, bankruptcy and judgment reports as requested by the Administrative Agent, with respect to the Borrowers, and any Loan Party, their principals, and such other persons reasonably selected by the Administrative Agent.

         6. Evidence of insurance as required by the Loan Agreement for the Bell Gardens Project, and conforming in all respects to the requirements of the Administrative Agent.

         7. A current "as-built" survey of the Bell Gardens Project, dated or updated to a date not earlier than thirty (30) days prior to the Bell Gardens Outside Closing Date, certified to the Administrative Agent (on behalf of the Lenders) and the issuer of the title insurance described in paragraph 1 above, prepared by a licensed surveyor acceptable to the Administrative Agent and such title insurance company, and conforming to the Administrative Agent's current standard survey requirements, which may include certification to additional participants, co-lenders and/or investors in a Secondary Market Transaction. Without limitation, the minimum requirements for the survey shall be as set forth in the 1997 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, "Urban Survey" classification, with the following additional items from Table A, "Optional Survey Responsibilities and Specifications": "2" (vicinity map showing nearby highway or major intersection), "3" (flood zone designation), "4" (land area), "6" (setbacks, height and bulk restrictions), "8" (other visible improvements), "9" (parking areas), "10" (access to public way, driveway and curb cuts), "11" (utilities), and "13" (other significant observations). Notwithstanding the foregoing, the Administrative Agent (on behalf of the Lenders) shall accept the existing survey for the Bell Gardens Project provided
(a) such survey is recertified to the Administrative Agent and its successors and assigns and the Title Company, (b) the title insurance policy described in paragraph 1 above shall insure the Administrative Agent (on behalf of the Lenders) for any state of facts not shown on any survey, (c) any indemnity delivered by Borrowers to the Title Company with respect to the state of facts not shown on any survey shall also be delivered to the Administrative Agent (on behalf of the Lenders), (d) Borrowers shall certify to the Administrative Agent (on behalf of the Lenders) and its successors and assigns and to the Title Company that there has been no construction, demolition or other material modification to the improvements located on the Bell Gardens Project since the date of such survey other than tenant improvement work or such construction, demolition or other material modification as to which such certificate shall contain a detailed description of the nature, location and extent thereof, and
(e) the surveys were prepared by a licensed surveyor and would otherwise be acceptable to a prudent lender upon the satisfaction of (a)-(d) above.

         8. A current engineering report or architect's certificate with respect to the Bell Gardens Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details, showing no failure of compliance in any material respect with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards and reviewing and approving, among other matters, soil tests, plans and specifications (including heating, ventilation and cooling systems, roof and structural details, mechanical and electrical systems), and compliance with local, state or federal laws, regulations, codes, ETC., and containing a declaration satisfactory to the Administrative Agent that there will be no asbestos in the Bell Gardens Project. The engineer/architect preparing such report or certificate must be satisfied that the Bell Gardens Project is in compliance with fire, safety and health standards which such engineer/architect deems reasonable, in addition to standards imposed by law, regulation or codes. Such report shall also include an assessment of the Bell Gardens Project's tolerance for earthquake and seismic activity.

         9. All Appraisals, environmental reports, building condition reports and Site Assessments delivered to the Lenders with respect to the Bell Gardens Project shall be certified to the Administrative Agent (on behalf of the Lenders and their successors and assigns) without modification or change thereto in the form reasonably requested by the Administrative Agent which may include certification to additional participants, co-lenders and/or investors in a Secondary Market Transaction.

         10. A current rent roll for the Bell Gardens Project, certified by the Borrowers. Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised premises and total area of such Project (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) Lease term (commencement, expiration and renewal options); (f) expense pass-throughs; (g) cancellation/termination provisions; (h) security deposit; and (i) material operating covenants and co-tenancy clauses. In addition, the Borrowers shall provide the Administrative Agent with a copy of the standard lease form to be used by the Borrowers in leasing space at the Bell Gardens Project, and, at the Administrative Agent's request, true and correct copies of all Leases at the Bell Gardens Project. As requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent for its review (on behalf of the Lenders), copies of all existing Leases and material service contracts.

         11. A copy of the third-party management agreement for the Bell Gardens Project, certified by the Borrowers as being true, correct and complete.

         12. The Borrowers' deposit with the Administrative Agent of the amount required by the Administrative Agent with respect to any maintenance, repairs and/or remedial or corrective work required to be performed by the Administrative Agent at the Bell Gardens Project and to fund any other required escrows or reserves.

         13. Evidence that (a) the Bell Gardens Project and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required by any governmental authority have been issued without variance or condition, (b) following any casualty, the improvements which form a part of the Bell Gardens Project may be reconstructed and the current use thereof restored, and (c) that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. At the Administrative Agent's request, the Borrowers shall furnish the Administrative Agent with a zoning endorsement to the Administrative Agent's title insurance policy, zoning letters from applicable municipal agencies, and utility letters from applicable service providers.

         14. No change shall have occurred in the financial condition of any Borrower, or BPPI or in the Net Operating Income of the Projects (including, the Bell Gardens Project), or

P&V Sale Properties, or in the financial condition of any major or anchor tenant, which would have, in the Administrative Agent's or any Lender's judgment, a material adverse effect on any of the Projects or on any Borrower's or any Borrower Party's ability to repay the Loan or otherwise perform its obligations under the Loan Documents.

         15. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any Project (including the Bell Gardens Project); no Project (including the Bell Gardens Project) shall have suffered any significant damage by fire or other casualty which has not been repaired; no structural change shall have occurred to any of the improvements located at any Project (including the Bell Gardens Project); no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in the Administrative Agent's or any Lender's good faith judgment, a material adverse effect on any Borrower, any Borrower Party or any Project (including the Bell Gardens Project).

         16. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Amendment or the acquisition of the Bell Gardens Project by BPOP have been paid, such evidence to be accompanied by any waivers or indemnifications deemed reasonably necessary by the Administrative Agent.

         17. Payment of the Administrative Agent's reasonable costs and expenses in underwriting and documenting the Bell Gardens Project, including reasonable fees and expenses of the Administrative Agent's inspecting engineers, consultants, and outside counsel.

         18. Estoppel certificates and subordination, non-disturbance and attornment agreements (in form and substance satisfactory to the Administrative Agent) from tenants under Leases of space at the Bell Gardens Project of at least 10,000 gross leaseable square feet or occupying at least 80% of the gross leaseable area at such Project. The Borrowers shall deliver to the Administrative Agent consent and estoppel certificates (in form and substance satisfactory to the Administrative Agent) from all lessors under any Leasehold Property Lease covering the Bell Gardens Project.

         19. No Potential Default or Event of Default shall have occurred or exist including, without limitation any defaults under the Chase Loan Facility. All such defaults, if any, must be cured to the Administrative Agent's satisfaction.

         20. The Administrative Agent shall have determined to its satisfaction that the Projects (including the Bell Gardens Project) generate an annualized Net Operating Income sufficient to produce (a) an aggregate Cash on Cash Return of at least 12%; (b) an aggregate Debt Service Coverage of at least 1.25 to 1.00 and (c) a Portfolio LTV equal to, or less than, 77%.

         21. The Administrative Agent shall have determined to its satisfaction that the REIT Net Cash Flow Test and the REIT Net Worth Test have been satisfied as of the date of this Modification.